UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 18, 2019

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 18, 2019, the Superior Court of the State of California, County of Santa Clara entered an Order Preliminarily Approving the Stipulation of Settlement and Notice of Proposed Settlement in Shaffer v. Kispert, et al. (Extreme Networks, Inc.), Case No. 1-16-CV-291726.  Extreme Networks, Inc. (the “Company”) had previously entered into a stipulation and settlement agreement (the “Stipulation of Settlement”) in the shareholder derivative action on October 23, 2018, which was previously disclosed in its Form 10-Q for the quarterly period ended September 30, 2018.  The Stipulation of Settlement calls for the Company to adopt certain governance changes and have the Company’s insurer pay to plaintiff’s counsel $200,000 for certain fees and expenses.  A final settlement hearing is scheduled for May 3, 2019, at 9:00 a.m., at the Superior Court of the State of California, County of Santa Clara.

Pursuant to the Stipulation of Settlement and Preliminary Approval Order, the “Notice of Proposed Settlement of Derivative Action” is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.  The full Notice of Proposed Settlement of Derivative Action and Stipulation of Settlement are available on the Company’s Investor Relations page of its website (at https://investor.extremenetworks.com).  The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Notice of Proposed Settlement of Derivative Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019

EXTREME NETWORKS, INC.

By:	/s/ KATY MOTIEY
Katy Motiey
Chief Administrative Officer, General Counsel and Corporate Secretary